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                                                                FMC Corporation
                                                                Quarterly Report
                                                                on Form 10-Q for
                                                                June 30, 1997

                                                                      Exhibit 12

Computation of Ratios of Earnings to Fixed Charges
--------------------------------------------------
(In millions, except ratio data)

                                                     Six Months Ended
                                                         June 30
                                                 ------------------------
                                                   1997            1996
                                                   ----            ----
Earnings:

 Income from continuing operations
  before income taxes                             $158.7          $159.3
 Minority interests                                 40.6            35.5
 Undistributed earnings of
  affiliates                                       (10.7)           (4.8)
 Interest expense and amortization
  of debt discount, fees and expenses               62.8            48.2
 Amortization of capitalized interest                3.7             4.3
 Interest included in rental expense                 9.7             7.3
                                                  ------          ------
Total earnings                                    $264.8          $249.8
                                                  ------          ------

Fixed charges:

 Interest expense and amortization
  of debt discount, fees and expenses              $62.8           $48.2
 Interest capitalized as part of
  fixed assets                                       3.0             7.4
 Interest included in rental expense                 9.7             7.3
                                                   -----           -----
Total fixed charges                                $75.5           $62.9
                                                   -----           -----


Ratio of earnings to fixed charges                 3.5x             4.0x
                                                   ====             ====
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